Exhibit 99.1

NEWS RELEASE

8500 Station Street, Suite 100, Mentor, Ohio 44060

For Immediate Release

Gas Natural Inc. Appoints Gregory J. Osborne

as President and Chief Operating Officer

MENTOR, OH, November 21, 2013 – Gas Natural Inc. (NYSE MKT: EGAS) (“Gas Natural” or the “Company”), a holding company operating local natural gas utility companies serving approximately 70,000 customers in seven states, today announced that its Board of Directors appointed Gregory J. Osborne as its President and Chief Operating Officer, effective immediately. He will be replacing Kevin J. Degenstein, who is departing the Company.

Mr. Osborne, 34, a director of the Company, has served as president and chief operating officer of Energy West Resources, Inc., Gas Natural’s marketing and production subsidiary, since February 2012. Previously, he served in a variety of progressively challenging positions in the oil and gas sector, including with John D. Oil and Gas Company, Great Plains Exploration LLC, Orwell Natural Gas Company and Corning Natural Gas Corporation. Additionally, Mr. Osborne served as a trustee of the Ohio Oil and Gas Association. Greg is the son of Richard M. Osborne, the Company’s chairman and chief executive officer.

W.E. “Gene” Argo, Gas Natural’s independent vice chairman, commented “We are consolidating our management, accounting and administrative operations in our Mentor, Ohio offices, and we respect Kevin Degenstein’s decision to continue to reside in Montana. We wish him all the best in his future endeavors. Greg has been developing his experience in the Company and we are pleased to advance our succession plan with his promotion. We have excellent assets, serve growing markets and believe we can continue to advance our strategy to grow customers and throughput.”

About Gas Natural Inc.

Gas Natural Inc., a holding company, distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 33 billion cubic feet of natural gas to approximately 70,000 customers through regulated utilities operating in Montana, Wyoming, Ohio, Pennsylvania, Maine, North Carolina and Kentucky. The Company’s other operations include interstate pipeline, natural gas production and natural gas marketing. The Company’s Montana public utility was originally incorporated in 1909. Its strategy for growth is to expand throughput in the Maine and North Carolina markets while looking for acquisitions that are either adjacent to its existing utilities or in under saturated markets.

The Company’s toll-free number is 800-570-5688. Gas Natural Inc. regularly posts information on its website at www.egas.net.

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the Company’s ability to successfully integrate the operations of the

Gas Natural Inc. Appoints Gregory J. Osborne as President and Chief Operating Officer

November 21, 2012

companies it has recently acquired and consummate additional acquisitions, the Company’s continued ability to make dividend payments, the Company’s ability to implement its business plan, fluctuating energy commodity prices, the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, the Company’s ability to satisfy its debt obligations, including compliance with financial covenants, weather conditions, litigation risks, and various other matters, many of which are beyond the Company’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information contact:

Gas Natural Inc.

Thomas J. Smith, Chief Financial Officer

Phone: (440) 974-3770

Email: tsmith@egas.net

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